Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com

FOR IMMEDIATE RELEASE

ASTROTECH REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

▪

GAAP results: net loss of $2.6 million (attributable to Astrotech Corporation), on revenue of $2.5 million, or $(0.13) per diluted share for the quarter ended December 31, 2013, which includes a one-time $0.6 million charge related to the vesting of employee stock options triggered by the Company’s share price exceeding $1.50

▪

Astrotech Space Operations (“ASO”), the Company’s core business, did not complete any satellite launches during the second quarter of fiscal year 2014

▪

1st Detect achieved a significant milestone in signing its first strategic OEM agreement with RIGAKU Corporation of Tokyo, Japan

▪

1st Detect received a key patent for the Company's innovative ion trap, further protecting our ground-breaking miniature mass spectrometer technology

Austin, Texas, February 14, 2014 – Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced financial results for its fiscal year 2014 second quarter ended December 31, 2013.

“Our core satellite processing business, Astrotech Space Operations, experienced an uncharacteristically slow second quarter due to a very light launch schedule and a mission slip,” said Thomas B. Pickens III, Chairman and CEO of Astrotech.  “On a positive note, our 18-month rolling backlog at ASO remains healthy and we are excited about the prospects at 1st Detect now that we have signed our first significant commercial agreement with RIGAKU, a world recognized leader in chemical analysis instrumentation.”

Second Quarter Results

The Company posted a second quarter fiscal year 2014 net loss of $2.6 million, or $(0.13) per diluted share on revenue of $2.5 million compared with a second quarter fiscal year 2013 net loss of $0.8 million, or $(0.04) per diluted share on revenue of $4.1 million.

Update of Ongoing Operations

ASO’s 18-month rolling backlog, which includes contractual backlog and scheduled but uncommitted missions was $24.4 million at December 31, 2013. The majority of the revenue at ASO consists of pre-launch satellite processing services, which include hardware launch preparation, advance planning, use of unique satellite preparation facilities and spacecraft checkout, encapsulation, fueling, transport, design and fabrication of equipment and hardware for space launch activities at our Titusville, Florida and VAFB, California locations.

1st Detect is the leading commercial developer of miniature mass spectrometry technology.  We are paving the way with next generation chemical detection instrumentation and we are aggressively pursuing new strategic partnerships as we move to drive a paradigm shift in this marketplace.

Financial Position and Liquidity

Working capital was $3.8 million as of December 31, 2013, which included $6.7 million in cash and cash equivalents.

About Astrotech Corporation

Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our ASO business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature mass spectrometer, the MMS-1000™, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in Astrotech’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Eric Stober

Astrotech Corporation

512.485.9530

Tables follow

###

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue	$2,538	$4,122	$9,227	$10,251
Cost of revenue	2,682	3,125	5,768	8,032
Gross profit	(144)	997	3,459	2,219
Operating expenses:
Selling, general and administrative	2,209	1,484	3,947	3,583
Research and development	350	393	1,156	1,035
Total operating expenses	2,559	1,877	5,103	4,618
Loss from operations	(2,703)	(880)	(1,644)	(2,399)
Interest and other expense, net	(65)	(46)	(117)	(85)
Loss before income taxes	(2,768)	(926)	(1,761)	(2,484)
Income tax expense	(6)	—	(6)	—
Net loss	(2,774)	(926)	(1,767)	(2,484)
Less: Net loss attributable to noncontrolling interest*	(220)	(116)	(466)	(257)
Net loss attributable to Astrotech Corporation	$(2,554)	$(810)	$(1,301)	$(2,227)

Net loss per share attributable to Astrotech Corporation, basic	$(0.13)	$(0.04)	$(0.07)	$(0.12)
Weighted average common shares outstanding, basic	19,479	19,428	19,476	19,189

Net loss per share attributable to Astrotech Corporation, diluted	$(0.13)	$(0.04)	$(0.07)	$(0.12)
Weighted average common shares outstanding, diluted	19,479	19,428	19,476	19,189

*

Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the December 31, 2013 10-Q filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2013	June 30, 2013
	(unaudited)
Assets
Cash and cash equivalents	$6,659	$5,096
Accounts receivable, net	306	5,317
Prepaid expenses and other current assets	762	503
Total current assets	7,727	10,916
Property, plant, and equipment, net	36,080	37,035
Other assets, net	40	51
Total assets	$43,847	$48,002

Liabilities and stockholders’ equity
Current liabilities	$3,895	$6,609
Long-term liabilities	5,633	5,913
Stockholders’ equity	34,319	35,480
Total liabilities and stockholders’ equity	$43,847	$48,002

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Measures
(In thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
EBITDA	$(2,116)	$(338)	$(454)	$(1,325)
Depreciation & amortization	592	525	1,187	1,032
Interest expense	60	63	120	127
Income tax expense	6	—	6	—
Net income loss	(2,774)	(926)	(1,767)	(2,484)
Net loss attributable to noncontrolling interest	(220)	(116)	(466)	(257)
Net income loss attributable to Astrotech Corporation	$(2,554)	$(810)	$(1,301)	$(2,227)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

###